Exhibit 99.1

ORBITAL ATK ANNOUNCES THIRD QUARTER
2017 FINANCIAL RESULTS

Company Posts Strong Growth in Revenues, Earnings and Cash Flow
Robust New Orders Boost Backlog to Record Level

Dulles, Virginia 2 November 2017 -- Orbital ATK, Inc. (NYSE: OA), a global leader in aerospace and defense technologies, today reported financial results for the third quarter of 2017, highlighted by strong revenue and earnings growth, robust cash flow and new orders, and record contract backlog.

Orbital ATK reported revenues of $1,216 million in the third quarter of 2017, up 16.6% from $1,043 million in the third quarter of 2016. Income from operations(1) and operating margin were $141.8 million and 11.7%, respectively, compared to $91.0 million and 8.7%, respectively, in the third quarter of 2016. The company reported third quarter 2017 earnings per diluted share of $1.64 compared to $1.04 in the comparable quarter in 2016. Free cash flow(2), which is a non-GAAP measure defined as GAAP cash flow from operating activities ($196.8 million) minus capital expenditures ($43.8 million), was $153.0 million in the third quarter of 2017 compared to negative $8.5 million in the third quarter of 2016.

For the third quarter of 2017, non-GAAP(2) adjusted operating income and operating margin, which exclude certain transaction and restatement expenses, were $150.5 million and 12.4%, respectively, compared to $99.0 million and 9.5%, respectively, in the third quarter of 2016. Adjusted diluted earnings per share were $1.75 and $1.15 in the third quarters of 2017 and 2016, respectively. Adjusted free cash flow, which excludes certain restatement-related cash expenses totaling $0.6 million, was $153.6 million in the third quarter of 2017 (see non-GAAP reconciliation tables in the appendix for details).

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(1) Income from operations (or operating income) is income before interest, income taxes and non-controlling interest.

(2) Free cash flow and adjusted financial results contained in this press release are non-GAAP financial measures. Please refer to the reconciliation tables contained in the Appendix “Disclosure of Non-GAAP Financial Measures” of this press release for more details.

Orbital ATK, Inc. | 45101 Warp Drive, Dulles, VA 20166 | 703-406-5000

Orbital ATK Announces Third Quarter 2017 Financial Results

"Orbital ATK reported strong third quarter financial results, reflecting substantial increases in revenues, profit margins and earnings per share, along with excellent free cash flow,” said David W. Thompson, Orbital ATK’s President and Chief Executive Officer. “The company also maintained a very high level of operational performance for our customers in the quarter, with numerous space missions successfully carried out, continued solid execution of our production programs and good progress on our major growth initiatives.”

“In addition, in mid-September we announced that a definitive agreement was entered into with Northrop Grumman under which it would acquire Orbital ATK in an all-cash transaction. We expect the transaction will be completed in the first half of 2018.”

Consolidated Financial Highlights

	Third Quarter		Nine Months
($ in millions, except per share data)	2017	2016	2017	2016
Revenues	$1,216	$1,043	$3,416	$3,183
Operating Income	141.8	91.0	388.9	359.0
Net Income	94.8	60.4	248.3	228.4
Diluted Earnings Per Share	$1.64	$1.04	$4.29	$3.89

Non-GAAP
Adjusted Operating Income (1)	$150.5	$99.0	$407.3	$386.8
Adjusted Net Income (1)	101.3	66.8	261.8	249.0
Adjusted Diluted Earnings Per Share (1)	$1.75	$1.15	$4.52	$4.25

(1) Non-GAAP Results. See non-GAAP reconciliation tables in the Appendix for details.

Revenues increased $173 million, or 16.6%, in the third quarter of 2017 compared to the third quarter of 2016 with increased sales in all three business segments. Adjusted operating income increased $51.5 million, or 52.0%, in 2017 compared to 2016, primarily due to unfavorable contract profit adjustments that occurred in the 2016 third quarter that did not reoccur in the 2017 third quarter.

Net income and earnings per share reflected an income tax rate of 24.4% in the third quarter of 2017 compared to an 18.0% rate for the third quarter of 2016. The tax rate in both periods benefited from research and development (R&D) tax credits. In addition, there were several favorable discrete events that occurred in the 2016 third quarter that did not reoccur in the 2017 third quarter.

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Orbital ATK Announces Third Quarter 2017 Financial Results

“Orbital ATK reported excellent financial performance in the third quarter as reflected in significant revenue growth and margin improvement in each of our business segments as we continued to perform well on contracts for our customers.” said Garrett E. Pierce, Orbital ATK’s Chief Financial Officer.

Capital Allocation Activities

During the third quarter of 2017, Orbital ATK returned approximately $25 million to shareholders in the form of dividends and share repurchases. The company also invested about $70 million in R&D and capital equipment in the quarter. The company halted its share repurchase program in connection with the signing of the Northrop Grumman transaction. The company expects to pay its $0.32 per share quarterly dividend through the closing of the transaction.

New Business Summary

In the third quarter, Orbital ATK received new firm and option orders of approximately $1,435 million and existing option exercises of $400 million, for a total of $1,835 million in quarterly new business volume. These new awards increased firm contract backlog to approximately $9.6 billion and total backlog to about $15.7 billion, representing new record levels and increases of 5% and 3%, respectively, compared to this time last year. The company’s Defense Systems Group accounted for $1,020 million, or 56%, of the third quarter’s new business volume, with the Flight Systems Group contributing $525 million, or 28%, and the Space Systems Group adding $290 million, or 16%, of the total volume. The third quarter’s firm book-to-bill ratio was 117%.

In the first nine months of 2017, the company’s new firm and option orders were $4,470 million and existing option exercises were $1,030 million, for a total of $5,500 million in new business volume. Defense Systems received $3,220 million, or 58%, of the year-to-date total, with Flight Systems booking $1,650 million, or 30%, and Space Systems winning $630 million, or 12%, of the total volume. Orbital ATK’s year-to-date firm book-to-bill ratio was 115%.

Third Quarter Operational Highlights

Orbital ATK’s strong operational execution led to the achievement of numerous milestones in the third quarter of 2017. These included the following important events:

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In the third quarter, Orbital ATK’s Flight Systems Group launched the company’s 26th Minotaur rocket for the U.S. Air Force, continuing the 100% success rate of the Minotaur family of launch vehicles. In addition, Orbital ATK conducted four launches of target vehicles for the Missile Defense Agency and U.S. Navy, and supported two United Launch Alliance Atlas V space launches with company-produced composite structures. Also in the quarter, the company accomplished important development milestones on the Air Force’s Next Generation Launcher and GEM-63 rocket booster

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Orbital ATK Announces Third Quarter 2017 Financial Results

programs, and continued on-schedule production of the large-class solid rocket boosters for NASA’s Space Launch System. In addition, the company achieved composite structure milestones on both high-rate production and new development programs for commercial and military customers.

•
The Defense Systems Group, Orbital ATK produced approximately 350 million rounds of small-, medium- and large-caliber ammunition, as well as 4,000 precision artillery guidance kits in the third quarter.  The company delivered the 500th AARGM advanced anti-radar missile to the U.S. Navy and the 100,000th Hellfire missle rocket motor to Lockheed Martin. In addition, the company celebrated 10 years of partnership with the Iraqi Air Force, continuously providing missionized aircraft and maintenance, logistics and training support since 2007. Finally, the company conducted significant counter-UAS demonstrations to highlight electronic defense and air-bursting ammunition for multiple U.S. government agencies.

•
The Space Systems Group, third quarter operational highlights included integration and testing of the next Cygnus spacecraft in preparation for November’s planned OA-8 cargo delivery mission to the International Space Station for NASA. Other third quarter highlights included the delivery of the third group of 10 Iridium NEXT satellites that the company assembled, integrated and tested and the completion of successful design reviews of NASA’s JPSS-2 and Landsat-9 satellites. The company also announced that the industry’s first commercial in-space satellite servicing system, its Mission Extension Vehicle-1 (MEV-1) spacecraft, is now in production with about 75% of components delivered for assembly and with launch scheduled for late next year.

“Third quarter operational results were very solid as our teams completed numerous launch vehicle, satellite and defense systems missions, tests and deployments, as well as maintained steady production and high-quality performance on many other important programs. We also returned to normal manufacturing activities at the Lake City small caliber ammunition factory.” said Chief Operating Officer Blake E. Larson.

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Orbital ATK Announces Third Quarter 2017 Financial Results

Segment Financial Results

Orbital ATK conducts its operations in three business segments: Flight Systems Group (FSG), Defense Systems Group (DSG) and Space Systems Group (SSG). Segment operating results include pension expense recoverable under U.S. Government contracts as determined in accordance with Government Cost Accounting Standards. The FAS/CAS pension expense difference is recorded at the corporate level.

Flight Systems Group:

	Third Quarter		Nine Months
($ in millions)	2017	2016	2017	2016
Revenues	$426	$363	$1,222	$1,091
Operating Income	61.4	43.9	161.0	151.5
Operating Margin	14.4%	12.1%	13.2%	13.9%

FSG revenues for the third quarter of 2017 increased $63 million, or 17.4%, compared to 2016 due primarily to higher activity in the Aerospace Structures and Launch Vehicles Divisions driven by robust new business in 2016 and 2017. Quarterly operating income increased $17.5 million, or 39.9%, primarily due to higher margins in 2017 on certain Aerospace Structures and Propulsion Systems Divisions contracts and unfavorable profit adjustments in the third quarter of 2016 that did not occur at the same level in 2017. There were no non-GAAP FSG adjustments in the 2016 or 2017 periods.

Defense Systems Group:

	Third Quarter		Nine Months
($ in millions)	2017	2016	2017	2016
Revenues	$515	$456	$1,390	$1,341
Operating Income	48.3	33.1	133.2	126.4
Operating Margin	9.4%	7.3%	9.6%	9.4%

Non-GAAP
Adjusted Operating Income (1)	$48.3	$35.0	$133.2	$135.0
Adjusted Operating Margin (1)	9.4%	7.7%	9.6%	10.1%
(1) Non-GAAP Results. See non-GAAP reconciliation tables in the Appendix for details.

DSG revenues in the third quarter of 2017 increased $59 million, or 12.9%, largely due to higher activity on Armament Systems and Missile Products Divisions contracts. Adjusted operating income increased $13.3 million, or 38.0%, primarily from higher activity in 2017 and unfavorable profit adjustments on certain Armament Systems and Missile Products

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Orbital ATK Announces Third Quarter 2017 Financial Results

Divisions contracts in the third quarter of 2016 that did not occur at the same level in 2017. There were no non-GAAP adjustments to DSG’s results in the 2017 periods.

Space Systems Group:

	Third Quarter		Nine Months
($ in millions)	2017	2016	2017	2016
Revenues	$314	$248	$917	$813
Operating Income	39.4	19.4	98.0	95.8
Operating Margin	12.5%	7.8%	10.7%	11.8%

Non-GAAP
Adjusted Operating Income (1)	$39.4	$19.5	$98.0	$96.8
Adjusted Operating Margin (1)	12.5%	7.8%	10.7%	11.9%
(1) Non-GAAP Results. See non-GAAP reconciliation tables in the Appendix for details.

SSG revenues for the third quarter of 2017 increased $66 million, or 26.6%, compared to the third quarter of 2016 largely due to higher activity on Satellite Systems and Advanced Programs Divisions contracts. Adjusted operating income increased $19.9 million, or 102.1%, primarily due to higher activity and unfavorable profit adjustments in 2016 that did not reoccur in 2017. There were no non-GAAP adjustments to SSG’s results in the 2017 periods.

Conference Call

Due to the proposed acquisition of Orbital ATK by Northrop Grumman, the company will not conduct a third quarter financial results conference call or webcast with financial analysts, and will no longer provide annual earnings guidance.

Website and Social Media Disclosure

Orbital ATK communicates material financial information to its investors using press releases, Securities and Exchange Commission filings, its investor relations website, public conference calls and webcasts. From time to time, Orbital ATK communicates information regarding its business and operations, such as new contract awards and mission updates, via Twitter and Facebook. It is possible that the information disclosed through our website or social media channels could be deemed to be material. Therefore, we encourage investors, media and others interested in Orbital ATK to follow the information we post on our website at www.orbitalatk.com/investors, on Twitter at https://twitter.com/OrbitalATK and on Facebook at https://facebook.com/OrbitalATK.

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Orbital ATK Announces Third Quarter 2017 Financial Results

About Orbital ATK

Orbital ATK is a global leader in aerospace and defense technologies.  The company designs, builds and delivers space, defense and aviation systems for customers around the world, both as a prime contractor and merchant supplier.  Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures. Headquartered in Dulles, Virginia, Orbital ATK employs approximately 13,000 people across the U.S. and in several international locations.  For more information, visit www.orbitalatk.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This communication, and any documents to which Orbital ATK refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “forecast,” “expect,” “believe,” “will,” “intend,” “plan,” and words of similar substance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the proposed acquisition of Orbital ATK by Northrop Grumman may not be completed in a timely manner or at all, which may adversely affect Orbital ATK’s business and the price of Orbital ATK’s common stock; potential increased costs, liability, or reputational harm associated with the recent restatement of the company’s financial statements; the company’s ability to maintain and grow its relationship with its customers; reductions or changes in U.S. Government spending; changes in cost and revenue estimates and/or timing of programs and payments; the potential termination of U.S. Government contracts; failure to win or retain key contracts; supply, availability, and cost of raw materials and components; performance of subcontractors and other third parties; development of key technologies; the costs and ultimate outcome of contingencies, including litigation, government investigations and other legal proceedings; and other risks described in Orbital ATK’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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Orbital ATK Announces Third Quarter 2017 Financial Results

Appendix: Disclosure of Non-GAAP Financial Measures

The adjusted financial results contained in this press release are non-GAAP financial measures adjusted to eliminate nonrecurring costs and expenses as summarized in the tables below.

We define free cash flow as GAAP cash from operating activities less GAAP capital expenditures. Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt.

Adjusted measures are provided so investors can more easily compare current and prior period results of the company. These adjusted results should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The reconciliation of GAAP results to adjusted non-GAAP results are as follows:

Consolidated Non-GAAP Results

Quarter Ended October 1, 2017

($ in millions, except per share data)	GAAP	Adjustment (1)	As Adjusted
Revenues	$1,216	—	$1,216
Operating Income	141.8	8.7	150.5
Net Interest Expense	(16.2)	—	(16.2)
Income Before Taxes	125.6	8.7	134.3
Income Taxes	(30.7)	(2.2)	(32.9)
Minority Interest	(0.1)	—	(0.1)
Net Income	$94.8	$6.5	$101.3

Diluted EPS	$1.64	$0.11	$1.75
Diluted Shares	57.8		57.8
(1) Includes costs related to the potential acquisition by Northrop Grumman and the restatement of our financial statements. Adjustments use the effective tax rate.

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Orbital ATK Announces Third Quarter 2017 Financial Results

Quarter Ended October 2, 2016

($ in millions, except per share data)	GAAP	Adjustment (1)	As Adjusted
Revenues	$1,043	—	$1,043
Operating Income	91.0	8.0	99.0
Net Interest Expense	(17.6)	—	(17.6)
Income Before Taxes	73.4	8.0	81.4
Income Taxes	(13.2)	(1.6)	(14.8)
Minority Interest	0.2	—	0.2
Net Income	$60.4	$6.4	$66.8

Diluted EPS	$1.04	$0.11	$1.15
Diluted Shares	58.3		58.3
(1) Includes the impact of the restatement of our financial statements and costs related to the Orbital- ATK merger, including the company's change in fiscal year, among others. Adjustments use the effective tax rate.

Nine Months Ended October 1, 2017

($ in millions, except per share data)	GAAP	Adjustment (1)	As Adjusted
Revenues	$3,416	—	$3,416
Operating Income	388.9	18.4	407.3
Net Interest Expense	(50.9)	—	(50.9)
Income Before Taxes	338.0	18.4	356.4
Income Taxes	(89.4)	(4.9)	(94.3)
Minority Interest	(0.3)	—	(0.3)
Net Income	$248.3	$13.5	$261.8

Diluted EPS	$4.29	$0.23	$4.52
Diluted Shares	57.9		57.9
(1) Includes costs related to the potential acquisition by Northrop Grumman and the restatement of our financial statements. Adjustments use the effective tax rate.

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Orbital ATK Announces Third Quarter 2017 Financial Results

Nine Months Ended October 2, 2016

($ in millions, except per share data)	GAAP	Adjustment (1)	As Adjusted
Revenues	$3,183	—	$3,183
Operating Income	359.0	27.8	386.8
Net Interest Expense	(51.2)	—	(51.2)
Income Before Taxes	307.8	27.8	335.6
Income Taxes	(79.8)	(7.2)	(87.0)
MInority Interest	0.4	—	0.4
Net Income	$228.4	$20.6	$249.0

Diluted EPS	$3.89	$0.36	$4.25
Diluted Shares	58.6		58.6
(1) Includes the impact of the restatement of our financial statements and costs related to the Orbital-ATK merger, including the company's change in fiscal year, severance payments and IT expenses, among others. Adjustments use the effective tax rate.

Defense Systems Group Adjusted Non-GAAP Results

	Third Quarter 2016			Nine Months 2016
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin
GAAP	$456	$33.1	7.3%	$1,341	$126.4	9.4%
Merger-related Adjustments (1)	—	1.9		—	8.6
As Adjusted	$456	$35.0	7.7%	$1,341	$135.0	10.1%

(1) Includes the impact of certain costs related to the Orbital-ATK merger, including the company's change in fiscal year, among others.

Space Systems Group Adjusted Non-GAAP Results

	Third Quarter 2016			Nine Months 2016
($ in millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin
GAAP	$248	$19.4	7.8%	$813	$95.8	11.8%
Merger-related Adjustments (1)	—	0.1		—	1.0	—%
As Adjusted	$248	$19.5	7.8%	$813	$96.8	11.9%

(1) Includes the impact of certain costs related to the Orbital-ATK merger, among others.

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Orbital ATK Announces Third Quarter 2017 Financial Results

Free Cash Flow and Adjusted Free Cash Flow

	2017
($ in millions)	Third Quarter	Nine Months
Net Cash Provided By Operating Activities	$196.8	$157.5
Capital Expenditures	(43.8)	(138.0)
Free Cash Flow	$153.0	$19.5

Non-GAAP Adjustments _ Costs Related to Restatement	0.6	14.3
Adjusted Free Cash Flow	$153.6	$33.8

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Investor and Media Contact:
Barron Beneski (703) 406-5528
Orbital ATK, Inc.
Barron.Beneski@orbitalatk.com